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                          EXHIBIT 4-1

                ROCHESTER TELEPHONE CORPORATION
              RESTATED EXECUTIVE STOCK OPTION PLAN


1.   PURPOSE

         The purpose of this amended and restated Rochester Telephone Corporation Executive Stock Option Plan (the "Plan") is to enable the Company to attract and retain key employees and provide them with an incentive to maintain and enhance the Company's long-term performance record. It is intended that this purpose will best be achieved by granting eligible key employees incentive stock options ("ISO's") and/or non-qualified stock options ("NQSO's") under this Plan pursuant to the rules set forth in Sections 83 and 422 of the Internal Revenue Code, as amended from time to time.

2.   ADMINISTRATION

         The Plan shall be administered by a committee consisting of two or more members of the Company's Board of Directors (the "Committee") none of which during the twelve months prior to commencement of service on the Committee, or during such service, has been granted or awarded any equity, security or derivative security of the Company pursuant to the Plan or, except as permitted by Rule 16 b-3 (c)(2)(i) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any other plan of the Company. Subject to the provisions of the Plan, the Committee shall possess the authority, in its discretion, (a) to determine the key employees of the Company to whom, and the time or times at which, ISO's and/or NQSO's (collectively referred to as "options") shall be granted and the number of shares to be subject to each option; (b) to determine at the time of grant whether an option will be an ISO or a NQSO; (c) to prescribe the form of the option agreements and any appropriate terms and conditions applicable to the options; (d) to interpret the Plan; (e) to make and amend rules and regulations relating to the Plan; and (f) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any option granted hereunder.

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3.       ELIGIBLE KEY EMPLOYEES

              Options may be granted under the Plan only to key employees of the Company and its subsidiaries (which shall include all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent of the voting stock of which is so owned) who have the capability of making a substantial contribution to the success of the Company. Beneficial owners of more than five percent of the common stock of the Company are not eligible to receive any options under this Plan.

4.       SHARES AVAILABLE

              An aggregate of 1,000,000 shares of the Common Stock (par value $1.00 per share) of the Company (subject to substitution or adjustment as provided in Section 8 hereof) shall be available for the grant of options under the Plan. Such shares may be authorized and unissued shares. If an option expires, terminates or is cancelled without being exercised, new options may thereafter be granted covering such shares. No option may be granted more than ten years after the effective date of the Plan.

5.       TERMS AND CONDITIONS OF ISO's

              Each ISO granted under the Plan shall be evidenced by an ISO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

              (a) Exercise Price. The exercise price under each option shall equal the fair market value of the Common Stock at the time such option is granted, or, if there was no trading in such stock on the date of such grant, the closing price on the last preceding day on which there was such trading.

              (b)  Duration of Option.  Each option by its
         terms shall not be exercisable after the expiration of ten years from the date such option is granted.

              (c) Options Nontransferable. Each option by its terms shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the optionee's lifetime, only by the optionee, the optionee's guardian or the optionee's legal representative.

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              (d)  Exercise Terms.  Each option granted under
         the Plan shall become exercisable with respect to 33 1/3 percent of the shares subject thereto on the first anniversary of the date of grant and with respect to an additional 33 1/3 percent of such shares on each of the second and third anniversaries of such date of grant. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until the tenth anniversary of the date of grant.

                   No outstanding option may be exercised by any person if the Employee to whom the option is granted is, or at any time after the date of grant has been, in competition with the Company or an affiliated company, including Upstate Partners. The Committee has the sole discretion to determine whether an employee's actions constitute competition with the Company or an affiliated company, including Upstate Partners. The Committee may impose such other terms and conditions on the exercise of options as it deems appropriate to serve the purposes for which this Plan has been established.

              (e) Maximum Value of ISO Shares. No ISO shall be granted to an employee under this Plan or any other ISO plan of the Company or its subsidiaries to purchase shares as to which the aggregate fair market value (determined as of the date of grant) of the Common Stock which first become exercisable by the employee in any calendar year exceeds $100,000.

              (f) Payment of Exercise Price. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company registered in the name of the optionee, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date. For this purpose, fair market value shall equal the closing price of the Company's Common Stock on the New York Stock Exchange on the date the option is exercised, or, if there was no trading in such stock on the date of such exercise, the closing price on the last preceding day on which there was such trading.

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            (g)  General Restriction.  The Company shall not be
         required to deliver any certificate upon the exercise of an option until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to insure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan. Certificates delivered upon such exercise may bear a legend restricting transfer absent such compliance. Each option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee of Directors in the exercise of its reasonable judgment.

6.       TERMS AND CONDITIONS FOR NQSO'S

              Each NQSO granted under the Plan shall be evidenced by a NQSO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform to this Plan and contain the same terms and conditions as the ISO option agreements except that the maximum value of share rules of Section 5(e) shall not apply to NQSO grants. To the extent an option initially designated as an ISO exceeds the value limit of Section 5(e), it shall be deemed a NQSO and shall otherwise remain in full force and effect.

7.       TERMINATION OF EMPLOYMENT

              If the employment of an optionee terminates by reason of the optionee's death, any option may be exercised by the optionee's designated beneficiary (or personal representative if there is no designated beneficiary) at any time prior to the earlier of the expiration date of the option or the expiration of three years after the date of death, but only if, and to the extent that, the optionee was entitled to exercise the option at the date of death. If the employment of an optionee terminates at any time on or after the optionee is
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entitled to receive an early retirement service pension or a normal service pension under Sections 5.1, 5.2, or 5.3 of the Management Pension Plan, or the equivalent plan if the optionee is not a participant in the Management Pension Plan, the optionee may exercise any options pursuant to the terms of the option agreement governing such options. Upon termination of the optionee's employment for any reason other than retirement or death, all options held by the optionee, whether vested or not, shall be forfeited. An option that remains exercisable after the expiration of three months from termination of employment shall be treated as a NQSO after three months even if it would have been treated as an ISO if exercised within three months of termination. Notwithstanding the foregoing, an option may not be exercised after retirement if the Committee reasonably determines that the termination of employment of such optionee resulted from willful acts, or failure to act, by the optionee detrimental to the Company or any of its subsidiaries.

              Unless otherwise determined by the Committee, an authorized leave of absence shall not constitute a termination of employment for purposes of this Plan.

              For purposes of this Section 7, optionees who transfer employment within the Rochester Tel Group of companies, including Upstate Partners, shall not be considered to have terminated employment. Any such transferred optionees shall remain eligible to exercise previously granted options in accordance with their terms as if no termination occurred and shall be eligible to receive additional options pursuant to the terms of employment with their new employer.

8.       ADJUSTMENT OF SHARES

              In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares authorized under
Section 4, the number and kind of shares which thereafter are subject to an option under the Plan and the number and kind of shares set forth in options under outstanding agreements and the price per share shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

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9.       WITHHOLDING TAXES

              Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

10.      NO EMPLOYMENT RIGHTS

              The Plan and any options granted under the Plan shall not confer upon any optionee any right with respect to continuance as an employee of the Company or any subsidiary, nor shall they interfere in any way with the right of the Company or any subsidiary to terminate the optionee's position as an employee at any time.

11.      RIGHTS AS A SHAREHOLDER

              The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to the recipient.

12.      AMENDMENT AND DISCONTINUANCE

              This Plan may be amended, modified or terminated by the shareholders of the Company or by the Committee on Management, except that the Committee may not, without approval of the shareholders, materially increase the benefits accruing to participants under the Plan, increase the maximum number of shares as to which options may be granted under the Plan, change the minimum exercise price, change the class of eligible persons, extend the period for which options may be granted or exercised, or withdraw the authority to administer the Plan from the Committee or a committee of the Committee consisting solely of disinterested Committee members. Notwithstanding the foregoing, to the extent permitted by law, the Committee may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time. Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of an optionee to whom any option shall theretofore have been granted, adversely affect the rights of such optionee under such option.

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13.      CHANGE IN CONTROL

              (a)  Notwithstanding other provisions of the
Plan, in the event of a change in control of the Company (as defined in subsection (c) below), all of an optionee's options shall become immediately vested and exercisable, unless directed otherwise by a resolution of the Committee adopted prior to and specifically relating to the occurrence of such change in control.

              (b) In the event of a change in control each optionee of an exercisable option (i) shall have the right at any time thereafter during the term of such option to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the Plan, and (ii) may, subject to Committee approval and after written notice to the Company within 60 days after the change in control, or, if the optionee is an officer subject to Section 16 of the Exchange Act, during the period ending the twelfth business day following the first release for publication by the Company after such change of control of a quarterly or annual summary statement of earnings, which release occurs at least six months following grant of the option, whichever period is longer, receive, in exchange for the surrender of the option or any portion thereof to the extent the option is then exercisable in accordance with clause (i), an amount of cash equal to the difference between the fair market value (as determined by the Committee) on the date of surrender of the Common Stock covered by the option or portion thereof which is so surrendered and the option price of such Common Stock under the option.

              (c)  For purposes of this section "change in
control" means:

         1)   there shall be consummated

              i. any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company's common stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Company immediately before the consolidation or merger; or

              ii.  any sale, lease, exchange or other transfer
                   (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

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         2)   the shareholders of the Company approve any plan
              or proposal for the liquidation or dissolution of the Company; or

         3) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the Company's then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 30% beneficial owner; or

         4) individuals who constitute the Committee on the date hereof (the "Incumbent Committee") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Committee (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Committee.

14.      EFFECTIVE DATE

              The effective date of the Plan shall be the date this Plan is both approved by the Company's shareholders and the New York State Public Service Commission has released an order authorizing the issuance of Common Stock pursuant to this Plan.

15.      DEFINITIONS

              Any terms or provisions used herein which are defined in Sections 83, 421, or 422 of the Internal Revenue Code as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time options are made hereunder, shall have the meanings as therein defined.

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16.      GOVERNING LAW

              To the extent not inconsistent with the
provisions of the Internal Revenue Code that relate to incentive stock options and non-qualified stock options, this Plan and any option agreement adopted pursuant to it shall be construed under the laws of the State of New York.



Dated:  11/15/93        ROCHESTER TELEPHONE CORPORATION

Shareowner approval 4/27/94

                             /s/ Josephine S. Trubek
                        By ----------------------------
                              Josephine S. Trubek
                        Its:  Corporate Secretary


(67ED)